UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2013

CITIBANK CREDIT CARD ISSUANCE TRUST

(Issuing Entity in respect of the Notes)

(Exact name of issuing entity as specified in its charter)

DELAWARE	333-171055-01	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK CREDIT CARD MASTER TRUST I

(Issuing Entity in respect of the Collateral Certificate)

(Exact name of issuing entity as specified in its charter)

NEW YORK	333-171055-02	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK, N.A.

(Exact name of depositor and sponsor as specified in its charter)

UNITED STATES OF AMERICA	333-171055-03	13-5266470
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

399 Park Avenue New York, New York	10043
(Address of principal executive offices of depositor and sponsor)	(Zip Code)

Registrant’s telephone number, including area code: (212) 559-1000

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 16, 2013, Citibank, N.A., as Seller, completed a lump removal of receivables in the amount of $11,987,056,394, of which $127,883,769 were Finance Charge Receivables and $11,859,172,625 were Principal Receivables, from a total of 4,990,813 randomly selected Accounts designated to the Citibank Credit Card Master Trust I (the “Master Trust”). The lump removal complied with the conditions for such lump removals required by Section 2.10(a) of the Amended and Restated Pooling and Servicing Agreement dated as of October 5, 2001, as amended and restated as of October 5, 2001 and as further amended and restated as of August 9, 2011 (the “Pooling Agreement”), between Citibank, N.A., as Seller and Servicer, and Deutsche Bank Trust Company Americas, as Trustee. These conditions included receipt of confirmation from each Rating Agency that the lump removal would not cause the rating assigned by it to any outstanding Series or Class of Master Trust Investor Certificates to be withdrawn or reduced, and delivery by Citibank of an officers’ certificate to the effect that Citibank reasonably believed that the removal would not (1) cause an early amortization event or a reduction of the amount of finance charge collections for any Series of Master Trust Investor Certificates below the level required by each Rating Agency that have rated the Certificates issued by the Master Trust or (2) adversely affect the amount or timing of payments to Investor Certificateholders of any Series.

Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Pooling Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIBANK, N.A., as Depositor of Citibank Credit Card Issuance Trust and Citibank Credit Card Master Trust I
(Registrant)

By:	/s/ Douglas C. Morrison
Douglas C. Morrison
Vice President

Dated: March 19, 2013

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